SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 3, 2010
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                       FIRST NIAGARA FINANCIAL GROUP, INC.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                     000-23975                42-1556195
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(State or Other Jurisdiction)    (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


726 Exchange Street, Suite 618, Buffalo, NY                      14210
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (716) 819-5500
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                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
Appointment  of  Principal  Officers;   Compensatory   Arrangements  of  Certain
Officers.
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On May  3,  2010,  First  Niagara  Financial  Group,  Inc.  announced  that  the employment of Executive Vice President for Consumer Banking J. Lanier Little will terminate in the coming months.

Mr. Little has effectively led the Company's retail businesses over the last two years. The strong growth in core deposits has been a key to the continuing evolution of its customer focused and relationship based strategy. The Company is well poised to further strengthen its franchise in both legacy and new markets in the years ahead.

In order to effect an orderly transition, a specific date for his last day of employment has not been set but is expected to be within the next several months.


Item 9.01  Financial Statements and Exhibits
           ---------------------------------

          (a) Financial Statements of Businesses Acquired. Not applicable

          (b) Pro Forma Financial Information. Not Applicable

          (c) Exhibits.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            FIRST NIAGARA FINANCIAL GROUP, INC.



DATE: May 3, 2010                   By:     /s/ Michael W. Harrington
                                            -----------------------------------
                                            Michael W. Harrington
                                            Chief Financial Officer
                                            (Duly authorized representative)